Exhibit 99(N)(3)

August 22, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We are aware that our report dated August 8, 2012 on our review of interim financial information of Apollo Investment Corpoartion (the "Company") for the three month period ended June 30, 2012 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2012 is included in its Registration Statement on Form N-2, dated August 22, 2012.

Very truly yours,

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017